Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended September				Year-to-Date September
As Reported	2014	2013	Change	Weather Adjusted Change	2014	2013	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	54,945	51,040	7.7%		149,650	139,418	7.3%

Total Retail Sales-	45,015	43,454	3.6%	1.0%	123,912	118,922	4.2%	1.0%
Residential	15,390	14,653	5.0%	(0.3)%	41,565	38,770	7.2%	0.1%
Commercial	15,003	14,836	1.1%	(1.1)%	40,894	40,108	2.0%	(0.5)%
Industrial	14,393	13,738	4.8%	4.8%	40,770	39,363	3.6%	3.6%
Other	229	227	1.0%	0.9%	683	681	0.3%	0.2%

Total Wholesale Sales	9,930	7,586	30.9%	N/A	25,738	20,496	25.6%	N/A